Exhibit 4.1

SUBSCRIPTION AGREEMENT

MERCER ISLAND INVESTORS GROUP, INC.

Dated as of [            ]

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVESTING IN SHARES OF MERCER ISLAND INVESTORS GROUP, INC. (THE “COMPANY’) INVOLVES SIGNIFICANT RISKS. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK OF HOLDING THE COMPANY’S SHARES FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IN THE COMPANY’S SHARES IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE COMPANY’S SHARES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS DISTRIBUTED TO INVESTORS IN CONNECTION WITH THE OFFERING (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND IT’S INDUSTRY. THESE

FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION CONCERNING ROANOKE INN, LLC INCLUDED WITH THE OFFERING MATERIALS HAS BEEN PROVIDED TO THE COMPANY BY THE ROANOKE INN, LLC. NEITHER THE COMPANY NOR ANY OF ITS DIRECTORS OR OFFICERS ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, INCLUDING ANY OF THE ROANOKE INN, LLC’S FINANCIAL INFORMATION OR STATEMENTS, OR FOR ANY FAILURE BY THE ROANOKE INN, LLC TO DISCLOSE EVENTS OR FACTS WHICH MAY HAVE OCCURRED OR WHICH MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF ANY SUCH INFORMATION BUT WHICH ARE UNKNOWN TO THE COMPANY. THE COMPANY HAS LIMITED MEANS OF VERIFYING THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION CONTAINED IN THE OFFERING MATERIALS THAT IS DERIVED FROM THE INFORMATION OR FINANCIAL STATEMENTS PROVIDED TO THE COMPANY BY THE ROANOKE INN, LLC OR WHETHER THERE HAS BEEN ANY FAILURE BY THE ROANOKE INN, LLC TO DISCLOSE TO THE COMPANY EVENTS THAT MAY HAVE OCCURRED OR MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF ANY INFORMATION PROVIDED TO THE COMPANY.

ALL INVESTORS WHO PURCHASE SHARES OF THE COMPANY’S COMMON STOCK IN THIS OFFERING ARE REQUIRED TO BECOME A PARTY TO A SHAREHOLDERS AGREEMENT BETWEEN THE COMPANY AND EACH OF THE COMPANY’S SHAREHOLDERS. THIS SHAREHOLDER AGREEMENT, AMONGST OTHER THINGS, RESTRICTS THE ABILITY OF SHAREHOLDERS TO ELECT CERTAIN DIRECTORS OF THE COMPANY, REQUIRES THE APPROVAL OF THE COMPANY’S BOARD OF DIRECTORS FOR ANY POTENTIAL TRANSFER OF SHARES, AND GRANTS THE COMPANY REDEMPTION RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS. INVESTORS WHO DO NOT WANT TO BE SUBJECT TO SUCH TERMS SHOULD NOT INVEST IN THIS OFFERING.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE. NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY.

This Subscription Agreement (this “Agreement”) is made as of                     , (the “Effective Date”) by and among Mercer Island Investors Group Inc., a Washington corporation (the “Company”) and the party signing this Agreement as a prospective investor (“Subscriber”).

RECITALS:

A.	This Subscription Agreement is intended to set forth certain representations, covenants and agreements between the Subscriber and the Company with respect to the offering (the “Offering”) for sale by the Company of shares of its common stock (the “Shares”) as described in the Company’s Offering Circular dated ,2016 (the “Offering Circular”), a copy of which has been delivered to the Subscriber.

B.	Subscriber wishes to subscribe for and purchase from the Company, and the Company wishes to issue and sell to Subscriber, the number of Shares set forth below in accordance with the terms of this Subscription Agreement

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	SUBSCRIPTION FOR SHARES.

1.1 Share Purchase. The undersigned Subscriber hereby irrevocably subscribes for and agrees to purchase             Shares of the Company, at a purchase price of $5,000 per Share, upon the terms and conditions set forth in this Subscription Agreement. The rights and restrictions of the Shares are as set forth in the Company’s Articles of Incorporation, Corporate Bylaws and Shareholders Agreement dated October 19, 2016 (the “Shareholders Agreement”), each as included as an exhibit to Company’s Offering Statement on Form 1-A (the “Offering Statement”) filed with the Securities and Exchange Commission (the “SEC”).

1.2 Company Discretion. This Subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to Subscriber only a portion of the number of Shares Subscriber has subscribed for. The Company will notify Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If Subscriber’s subscription is rejected, Subscriber’s payment (or portion thereof if partially rejected) will be returned to Subscriber without interest and all of Subscriber’s obligations hereunder shall terminate.

1.3 Purchase Thresholds. Subscriber acknowledges that the minimum number of Shares the Subscriber may subscribe for in this Offering is five Shares (the “Minimum Purchase Amount”), while the maximum number of Shares Subscriber may subscribe for is 20 Shares. Any Shares subscribed for by Subscriber in excess of 20 Shares will not be delivered to Subscriber and all funds provided to the Company for any such additional Shares will be returned to Subscriber. No Shares will be issued to Subscriber in the event the Subscriber does not purchase the Minimum Purchase Amount of Shares, and all funds advanced to the Company will be returned to Subscriber without the payment of any interest.

1.4 Offer Period. The Company may accept subscriptions until the early of (i) the date the Company receives $4,200,000 in aggregate gross proceeds from the Offering, (ii) January 31, 2017, (the “Termination Date”), or (iii) a date chosen by the Company’s Board of Directors in their sole discretion prior to the Termination Date. If the Company does not receive at least $3,700,000 in gross proceeds (the “Minimum Subscription Amount”) from subscriptions of Shares in this Offering by the Termination Date or on the date the Offering is terminated by the Company’s Board of Directors, all subscription will be refunded to subscribers without the deduction of interest.

1.5 Shareholders Agreement. The Subscriber agrees to be bound by the terms of Shareholders Agreement and agrees to execute the Joinder to the Shareholders Agreement, attached hereto as Exhibit “A” (the “Joinder to the Shareholders Agreement”).

1.6 Termination of Offer. In the event of rejection of this subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) is not consummated for any reason, this Subscription Agreement and the Joinder to the Shareholders Agreement shall each have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

1.7 Information Received. By executing this Subscription Agreement, Subscriber acknowledges that Subscriber has received this Subscription Agreement, a copy of the Offering Circular, Shareholders Agreement and any other information required by the Subscriber to make an investment decision.

2.	PURCHASE PROCEDURE.

2.1 Payment. The purchase price for the Shares shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement and the Joinder to the Shareholders Agreement. Subscriber shall deliver a signed copy of this Subscription Agreement and the Joinder to the Shareholders Agreement, along with payment for the aggregate purchase price of the Shares by a check for available funds made payable to “UMB Bank, N.A., as Escrow Agent for Mercer Island Investors Group, Inc.”, by wire transfer to an account designated by the Escrow Agent (defined below), or by any combination of such methods.

2.2 Escrow Agreement. All payments made by Subscriber under Section 2.1 above shall be held in escrow by UMB Bank, N.A., as escrow agent (the “Escrow Agent”) until the Closing or the termination of the Offering. Upon such Closing, the Escrow Agent shall release such funds to the Company on the Closing Date. In the event that the Company does not receive gross proceeds in the Offering equal to the Minimum Subscription Amount on either the Termination Date or the date the Offering is terminated by the Company’s Board of Directors in their sole discretion, all funds advanced to the Company under Section 2.1 will be refunded by the Escrow Agent to the Subscriber within five business days of the date of such termination without deduction of interest.

2.3 Closing and Delivery. The closing of the subscription for the Shares subject to this Subscription Agreement (the “Closing”) shall take place two business days following the earlier of (i) the date on which the Company receives $4,200,000 in aggregate gross proceeds from subscriptions in this Offering, (ii) a date determined by the Company’s Board of Directors in their sole discretion prior to the Termination Date, or (iii) the Termination Date, and in the case of (ii) and (iii), the gross proceeds of the Offering as deposited with the Escrow Agent are greater than or equal to the Minimum Purchase Amount on such date (such date of Closing shall be referred to as the “Closing Date”). The Shares shall be issued and registered on Closing in the name of the Subscriber (including the details as to the Subscriber’s address) as set forth on the signature page hereof. At Closing, the Company will deliver, or cause the Company’s transfer agent to deliver to Subscriber a certificate representing the Shares that are subject to this Subscription Agreement

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Subscriber that the following representations and warranties are true and complete in all material respects as of the date of both this Subscription Agreement and the Closing Date, except as otherwise indicated. For purposes of this Subscription Agreement, the Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

3.1 Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Washington and has all requisite authority to own, lease, and operate its properties and to carry on its business as it is now being owned, leased and operated and as presently proposed to be owned, leased or operated.

3.2 Due Authorization. The Company has full power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Subscription Agreement has been duly and validly authorized by all requisite corporate action on the part of the Company and its Board of Directors and no other actions or proceedings on the part of the Company is necessary to authorize this Subscription Agreement and the transactions contemplated hereby. Upon execution by the Subscriber, this Subscription Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditor’s rights generally, (b) general principles of equity that restrict the availability of equitable remedies, and (c) considerations of public policy and by federal or state securities laws with respect to provisions relating to indemnification and contribution.

3.3 Valid Issuance. The issuance, sale and delivery of the Shares in accordance with this Subscription Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Shares, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

3.4 Capitalization. The outstanding Shares immediately prior to the commencement of this Offering is as set forth in the Offering Circular.

3.5 Proceeds. The Company shall use the proceeds from the issuance and sale of the Shares as set forth in “Use of Proceeds” in the Offering Circular.

3.6 Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing against the Company.

4.	REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER

By executing this Subscription Agreement, Subscriber (and, if Subscriber is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of both the date of this Subscription Agreement and the Closing Date. For purposes of this Subscription Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact.

4.1 Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement, the Joinder to the Shareholders Agreement and other agreements required hereunder and to carry out their provisions. All action on Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement, the Joinder to the Shareholders Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Subscription Agreement, the Joinder to the Shareholders Agreement and other agreements required hereunder will be valid and binding obligations of Subscriber, enforceable in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditor’s rights generally, (b) general principles of equity that restrict the availability of equitable remedies, and (c) considerations of public policy and by federal or state securities laws with respect to provisions relating to indemnification and contribution.

4.2 Investment Representations. Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Subscriber also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act.

4.3 Illiquidity and Continued Economic Risk. Subscriber acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. Subscriber also understands that the Shares are subject to transfer restrictions contained in the Shareholders Agreement, which among other things requires approval of the Company’s Board of Directors prior to any potential transfer of the Shares. Consequently, Subscriber acknowledges that they must bear the economic risk of this investment indefinitely and the Company has no obligation to approve any transfer of the Shares or to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Shares. Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber’s entire investment in the Shares. Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

4.4 Shareholders Agreement. Subscriber acknowledges and agrees that upon purchase of the Shares the Subscriber will be subject to the terms of the Shareholders Agreement, including but not limited to, the provisions restricting the transfer of the Shares and the redemption rights of the Company contained therein. Subscriber also acknowledges and agrees that pursuant to the terms of the Shareholders Agreement, shareholders of the Company will only have the opportunity to elect up to three members of the Company’s Board of Directors, and that two members of such board will not be subject to election by shareholders.

4.5 Shareholder Information. Within five calendar days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject.

4.6 Company Information. Subscriber understands that the Company is subject to all the risks that apply to early-stage companies, whether or not those risks are explicitly set out in the Offering Circular. Subscriber has had an opportunity to discuss the Company’s business, management and financial affairs with officers of the Company. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Subscriber acknowledges that except as set forth herein or in the Offering Circular, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representatives, by the Company or others with respect to the business or prospects of the Company or its financial condition.

4.7 Valuation. The Subscriber acknowledges that the price of the Shares was set by the Company’s Board of Directors without any independent valuation and that no warranties are made as to the value of the Shares. The Subscriber further acknowledges that future offerings of Shares may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

4.8 Residency. Subscriber maintains Subscriber’s domicile (and is not a transient or temporary resident) at the address shown on the signature page.

4.9 Tax Consequences. The Subscriber understands and acknowledges that he or she is solely responsible for determining the tax consequences of investment in the Shares. The Subscriber further acknowledges that the Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States federal, state, or local, or foreign tax law of an acquisition, or disposition of the Shares.

4.10 No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon Subscriber. The undersigned will indemnify and hold the Company harmless against any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim.

5.	SURVIVAL; INDEMNITY

5.1 Survival; Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive (a) the acceptance of this Subscription Agreement by the Company, (b) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (c) the death or disability of Subscriber. The representations, warranties and covenants contained herein shall be deemed to be made by and be binding upon Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein, in the Shareholders Agreement or in any other document furnished by the Subscriber in connection with the Offering.

6.	GENERAL PROVISIONS.

6.1 Successors and Assigns. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Subscription Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Subscription Agreement, except as expressly provided in this Subscription Agreement. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Subscriber without the prior written consent of the Company.

6.2 Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

6.3 Governing Law. This Subscription Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts made, executed and to be fully performed in such jurisdiction by citizens of such jurisdiction, without regard to its choice of law and conflict of laws rules.

6.4 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Subscription Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

6.5 Counterparts; Facsimile. This Subscription Agreement may be executed and delivered by facsimile signature (including without limitation any method of electronic signature recognized as binding by applicable law) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6 Notices. All notices and other communications given or made pursuant to this Subscription Agreement shall be in writing and shall be deemed effectively given upon actual receipt by delivery: (a) in person to the party to be notified, (b) by electronic mail or facsimile, provided that such delivery is confirmed by electronic receipt and telephone confirmation of such receipt by the party to be notified, (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by a nationally recognized overnight courier service, freight prepaid, with written verification of receipt. All communications shall be sent to the Subscriber at the address set forth on the signature page hereto or to such physical or electronic mail address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, it shall be sent to 8215 SE 59th St. Mercer Island, Washington 98040, Attention: John Naye; and a copy (which shall not constitute notice) shall also be sent to Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle, Washington USA 98101, Attention: Andrew Bond.

6.7 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce the terms of this Subscription Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Subscription Agreement.

6.8 Amendments and Waivers. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

6.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.10 Notification of Changes. Each party hereto hereby covenants and agrees to notify the other party hereto upon the occurrence of any event prior to the Closing which would cause any representation, warranty, or covenant of such party contained in this Subscription Agreement to be false or incorrect.

6.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Subscription Agreement, upon any breach or default of any other party under this Subscription Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Subscription Agreement, or any waiver on the part of any party of any provisions or conditions of this Subscription Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Subscription Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Entire Agreement. This Subscription Agreement (including the Exhibits hereto) and the Shareholders Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of the Effective Date.

Name of Subscriber

Signature of Subscriber

Address of Subscriber:

Street Address:

Suite or Apt.:

City, State, Zip:

Securities Subscribed For:                     Shares of Common Stock

Aggregate Purchase Price: $

ACCEPTANCE OF SUBSCRIPTION

The above subscription has been approved by the Company for the total number of Shares being subscribed for by the Subscriber.

Date:                     , 2016

MERCER ISLAND INVESTORS GROUP, INC.
a Washington corporation

By:

Name:

Its:

EXHIBIT A

JOINDER TO THE SHAREHOLDERS AGREEMENT